Exhibit 10.4

STOCKHOLDERS AGREEMENT

among

BACARRETO, S.L.,

SFDS GLOBAL HOLDINGS BV

OCM LUXEMBOURG EPOF MEATS HOLDINGS SARL

and

OCM LUXEMBOURG OPPS MEATS HOLDINGS SARL

Dated: August 7, 2006

EXHIBITS

Exhibit A     Form of Transfer Agreement

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of August 7, 2006, among Bacarreto, S.L., a private limited company organized under the laws of Spain (the “Company”), SFDS Global Holdings BV, a private limited liability company organized under the laws of the Netherlands (“Smithfield”), OCM Luxembourg EPOF Meats Holdings SARL, a société à responsibilité limitée organized under the laws of Luxembourg (“EPOF”) and OCM Luxembourg OPPS Meats Holdings SARL, a société à responsibilité limitée organized under the laws of Luxembourg (“OPPS” and collectively with EPOF, “OCM”).

WHEREAS, Tarvalón, S.L. (“Tarvalón”), a wholly owned subsidiary of the Company, and Smithfield Foods, Inc. have entered into that certain Agreement (the “Purchase Agreement”), dated June 26, 2006, with Sara Lee Corporation (“SLE”), providing for the purchase by the Company of SLE’s and its Affiliates’ European meats business; and

WHEREAS, on the date hereof, the Parties entered into that Amended and Restated Contribution Agreement (the “Contribution Agreement”) pursuant to which (i) Smithfield agreed to contribute to Tarvalón the FrenchCo Business (as defined in the Contribution Agreement) and the Smithfield Target Debt (as defined in the Contribution Agreement) in exchange for ordinary shares of Tarvalón (the “Tarvalón Shares”), (ii) EPOF agreed to contribute to Tarvalón the EPOF Target Debt (as defined in the Contribution Agreement) in exchange for Tarvalón Shares, (iii) OPPS agreed to contribute to Tarvalón the OPPS Target Debt (as defined in the Contribution Agreement) in exchange for Tarvalón Shares and (iv) Smithfield agreed to sell additional Tarvalón Shares owned by it to each of EPOF and OPPS; and

WHEREAS, following the transactions described above, (i) each of EPOF, OPPS and Smithfield contributed their Tarvalón Shares to the Company in exchange for Shares (as defined herein) and (ii) Smithfield agreed to sell additional Shares owned by it to each of EPOF and OPPS; and

WHEREAS, the Company and the Stockholders (as defined herein) desire to enter into this Agreement (as defined herein) for the purpose of setting forth the agreements of the Company and the Stockholders with respect to, among other things, (a) the affairs of the Company and its subsidiaries (including Tarvalón) and the conduct of its business and (b) the manner and terms by which Shares may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. As used in this definition of the term “Affiliate” and elsewhere herein with respect to any Affiliate of any Person, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Applicable Persons” has the meaning set forth in Section 12.11 of this Agreement.

“Average IPO Price Midpoint” has the meaning set forth in Section 4.7 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Luxembourg, the Netherlands or Spain are authorized or required by law or executive order to close.

“Change in Control” means, with respect to any Person, (a) any change in the legal or beneficial ownership of the equity share capital of such Person or (b) the entry into any agreement which, in case of either clause (a) or (b), results or will result in the owners of the equity share capital of such Person on the date hereof ceasing to, directly or indirectly, (i) own more than fifty percent (50%) of the equity share capital of such Person, (ii) own equity share capital having the right to cast more than fifty percent (50%) of the votes capable of being cast in meetings of shareholders of such Person or (iii) have the ability to appoint a majority of the board of directors of such Person.

“Charter Documents” means the Bylaws of the Company as in effect on the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble to this Agreement.

“Controlling Person” has the meaning set forth in Section 7.1 of this Agreement.

“Declining Stockholder” has the meaning set forth in Section 13.2 of this Agreement.

“Demand Registration” has the meaning set forth in Section 4.4 of this Agreement.

“EPOF” has the meaning set forth in the Preamble to this Agreement.

“European Exchange IPO” has the meaning set forth in Section 4.9 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any multinational organization, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Indemnified Party” has the meaning set forth in Section 7.3 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 7.3 of this Agreement.

“Initiating Holder” has the meaning set forth in Section 4.4 of this Agreement.

“IPO” has the meaning set forth in Section 4.1 of this Agreement.

“IPO Deadline” means the sixth (6th) anniversary of the closing of the transactions contemplated by the Purchase Agreement; provided that the Smithfield and OCM may unanimously agree to toll such deadline to the extent that, at such time during the one-year period ending on the IPO Deadline, the investment banks would be ready to price an IPO but the then prevailing market conditions would prevent the consummation of such IPO at any price.

“IPO Newco” has the meaning set forth in Section 4.2 of this Agreement.

“IPO Registration Statement” has the meaning set forth in Section 0 of this Agreement.

“Liabilities” has the meaning set forth in Section 7.1 of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right of first refusal, restriction on transfer, right or other security interest or preferential arrangement or adverse claim of any kind or nature whatsoever.

“Midpoint” has the meaning set forth in Section 4.7 of this Agreement.

“NASD” means The National Association of Securities Dealers, Inc.

“Non-Declining Stockholder” has the meaning set forth in Section 13.2 of this Agreement.

“OCM” has the meaning set forth in the Preamble to this Agreement.

“OCM Directors” has the meaning set forth in Section 12.3(c) of this Agreement.

“Offer” has the meaning set forth in Section 11.1 of this Agreement.

“Offeree Stockholder” has the meaning set forth in Section 11.1 of this Agreement.

“Offering Stockholder” has the meaning set forth in Section 11.1 of this Agreement.

“Opportunity Stockholders” has the meaning set forth in Section 12.11 of this Agreement.

“OPPS” has the meaning set forth in the Preamble to this Agreement.

“Permitted Transferee” has the meaning set forth in Section 2.2 of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 4.5 of this Agreement.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Registrable Shares” means each of the Shares upon original issuance thereof and at all times subsequent thereto, and any capital stock or other securities issued in respect of the Shares by reason of, or in connection with, any stock dividend, stock distribution, stock split, or similar issuance, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Shares, the earliest to occur of:

(a) the date on which all Registrable Shares have been sold pursuant to a Registration Statement or sold, transferred or otherwise disposed of pursuant to Rule 144; or

(b) the third anniversary of the initial effective date of the IPO Registration Statement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with the registration provisions of this Agreement, including, without limitation: (a) all Commission, securities exchange, NASD or other registration, listing, inclusion and filing fees, (b) all fees and expenses incurred in connection with compliance with international, federal or state securities or “blue sky” laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Shares and the preparation of a “blue sky” memorandum and compliance with the rules of the NASD), (c) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, agreements among underwriters, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (d) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or national quotation system pursuant to Section 6.1(o) of this Agreement or otherwise, (e) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), and the reasonable fees and disbursements of one counsel and one accounting firm for the selling Stockholder(s) (each as selected by the unanimous consent of the selling Stockholders) to review any Registration Statement, and (f) any fees and disbursements customarily paid by issuers in connection with issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Stockholder and the fees and disbursements of any counsel to or accounting firm of the Stockholders other than as provided for in subparagraph (e) above.

“Registration Statement” means any registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre-and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Response Notice” has the meaning set forth in Section 11.3 of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“S-3 Registration” has the meaning set forth in Section 4.6 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shares” means the shares of capital stock of the Company.

“Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, including, without limitation, any option, warrant or other subscription or purchase right with respect to Shares or any Share Equivalent.

“SLE” has the meaning set forth in the Preamble to this Agreement.

“Smithfield” has the meaning set forth in the Preamble to this Agreement.

“Smithfield Directors” has the meaning set forth in Section 12.3(b) of this Agreement.

“Stockholder Indemnitee” has the meaning set forth in Section 7.1 of this Agreement.

“Stockholders” means Smithfield, EPOF, OPPS and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 of this Agreement, and the term “Stockholder” shall mean any such Person.

“Stockholders Meeting” has the meaning set forth in Section 12.1 of this Agreement.

“Suspension Notice” has the meaning set forth in Section 6.3 of this Agreement.

“Tarvalón” has the meaning set forth in the Preamble to this Agreement.

“transfer” has the meaning set forth in Section 2.1 of this Agreement.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public pursuant to a Registration Statement.

“Value” has the meaning set forth in Section 11.1 of this Agreement.

“Withdrawn Demand Registration” has the meaning set forth in Section 4.4 of this Agreement.

“Written Consent” has the meaning set forth in Section 12.1 of this Agreement.

2. Restrictions on Transfer of Shares

2.1 Limitation on Transfer

Subject to Section 4.1, until the fifth (5th) anniversary of the closing of the transactions contemplated by the Purchase Agreement, no Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, directly or indirectly (whether by operation of law or otherwise) (each a “transfer”), any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement, including, without limitation, Section 2.3 hereof. Following the fifth (5th) anniversary of the closing of the transactions contemplated by the Purchase Agreement, each Stockholder may effect a transfer of Shares pursuant to the terms of Sections 4.1, 4.2 4.7 or 11. Any Change in Control of a Stockholder shall be deemed a transfer for purposes of this Section 2.1. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio and shall have no effect with respect to the Company. The parties agree that, to the extent required by and permitted under Spanish Law, the transfer restrictions set forth herein will be set forth in the Company’s By-Laws.

2.2 Permitted Transfers

Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2.3 and Section 2.4 of this Agreement a Stockholder (other than Smithfield) may, at any time, transfer all or a portion of its Shares to an Affiliate of such Stockholder (or in the case of Smithfield, any direct or indirect majority-owned subsidiary of Smithfield Foods, Inc.; provided, that no equity in any such subsidiary shall be owned by any financial sponsor or similar Person) (a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to a Person that is a Permitted Transferee of the original transferor Stockholder.

2.3 Permitted Transfer Procedures

If any Stockholder desires to transfer Shares to a Permitted Transferee under Section 2.2 of this Agreement, such Stockholder shall give notice to the Company and the other Stockholders of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

2.4 Transfers in Compliance with Law; Substitution of Transferee

Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or Section 11 of this Agreement unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A, (b) the transfer complies in all respects with all applicable provisions of this Agreement and (c) the transfer complies in all respects with all Requirements of Law. Upon becoming a party to this Agreement, the transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Stockholder hereunder with respect to the Shares transferred to such transferee.

3. After-Acquired Securities

All of the provisions of this Agreement shall apply to all of the Shares or Share Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

4. Registration Rights.

4.1 Initial Public Offering

At any time following the fifth (5th) anniversary of the closing of the transactions contemplated by the Purchase Agreement (unless otherwise agreed by Smithfield and OCM), either Smithfield or OCM may, in its sole discretion, request that the Company effect an initial public offering of Shares (an “IPO”). The IPO may include, subject to Section 4.2, the secondary sale of Registrable Shares then held by a Stockholder. Upon any such request, the Company shall use its commercially reasonable efforts to cause to be declared effective by the Commission as promptly as practicable following such filing, a Registration Statement on the appropriate form for the IPO (the “IPO Registration Statement”) providing for the sale by the Company of Shares and/or resale by the Stockholders of any and all Registrable Shares (subject to Section 4.2 hereof), as applicable. Such commercially reasonable efforts shall include, without limitation, responding to any comments issued by the staff of the Commission with respect to any IPO Registration Statement and filing any related amendment to such IPO Registration Statement as promptly as practicable after receipt of such comments.

4.2 IPO Registration

(a) The Company will notify each Stockholder of the proposed filing and afford each Stockholder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Stockholder. Each Stockholder desiring to include in any such IPO Registration Statement all or part of the Registrable Shares held by such Stockholder shall, within twenty (20) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Stockholder wishes to include in such IPO Registration Statement.

(b) Each of Smithfield and OCM, if they elect to be included in the IPO Registration Statement, shall engage an internationally-recognized investment bank to act as “co-manager” of the Underwritten Offering and shall notify the Company and the other Stockholder of such investment bank. The right of any such Stockholder’s Registrable Shares to be included in any IPO Registration Statement pursuant to this Section 4.2(b) shall be conditioned upon such Stockholder’s participation in such Underwritten Offering and the inclusion of such Stockholder’s Registrable Shares in the Underwritten Offering to the extent provided herein. All Stockholders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the co-managing underwriters selected by Smithfield and OCM for such underwriting and complete and execute, as reasonably requested as to scope and form, any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the IPO Registration Statement; provided, however, that no Stockholder shall be required to make any representations or warranties to, or agreements (including indemnities) with, the Company or the underwriters other than representations, warranties or agreements (including indemnities) as are customary and reasonably requested by the underwriters with the understanding that the foregoing shall be several, not joint and several, and no such agreement (including indemnities) shall require any Stockholder to be liable for an amount in excess of the net proceeds received by such Stockholder through such Underwritten Offering. Notwithstanding any other provision of this Agreement, if the co-managing underwriters determine in their sole discretion that marketing factors require a limitation on the number of Registrable Shares to be included in the IPO, then the co-managing underwriters may exclude Registrable Shares from the IPO Registration Statement and the Underwritten Offering and any Registrable Shares included in the IPO Registration Statement and the Underwritten Offering shall be allocated to each of the Stockholders requesting inclusion of their Registrable Shares in such IPO Registration Statement on a pro rata basis based on the total number of Registrable Shares then requested for inclusion by each such Stockholder. If any Stockholder disapproves of the terms of any Underwritten Offering that is undertaken in compliance with the terms hereof, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriters, delivered at least five (5) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the IPO Registration Statement.

(c) If Smithfield and OCM jointly determine in good faith, after consultation with the investment banks selected by Smithfield and OCM to act as “co-managers” of an Underwritten Offering, that (i) the tax treatment of an initial public offering or (ii) marketing of an initial public offering will be adversely affected by the fact that the Company is a Spanish private limited company, the Stockholders will use commercially reasonable efforts to cooperate in good faith to resolve such issues, taking into account the effect on the business, financial and tax position of the Company of any such resolution, including, without limitation, by forming a new holding company in another jurisdiction (the “IPO Newco”) and exchanging their respective Shares in the Company in exchange for shares of the IPO Newco on a pro rata basis (based upon the relative shareholdings in the Company of such Stockholders).

4.3 IPO Deadline

In the event that the Underwritten Offering has not been consummated by the IPO Deadline, neither the Company nor any Stockholder shall have any further obligation to pursue such offering unless unanimously agreed to by the Stockholders.

4.4 Demand Registrations

(a) Right to Request Registration. Any time following the first date on which the Company shall have effected the registration under the Securities Act of any Shares, each of Smithfield and OCM (an “Initiating Holder”) may request registration under the Securities Act of all or part of their Registrable Shares (“Demand Registration”); provided, that the anticipated offering price of each Demand Registration is at least $10,000,000. Within ten (10) days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other holders of Registrable Shares and shall, subject to the provisions of Section 4.4(d) hereof, include in such registration all such Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b) Number of Demand Registrations. Subject to the provisions of Section 4.4(a), each of OCM and Smithfield shall be entitled to request three (3) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to register and sell at least 50% of the Registrable Shares requested by such Initiating Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and, in the case of an Underwritten Offering, sell all of the Registrable Shares requested to be included by such Initiating Holder in such registration.

(c) Priority on Demand Registrations. Except as provided in Section 4.4(g), the Company shall not include in any Demand Registration any securities which are not Registrable Shares without the written consent of the holders of a majority of the Registrable Shares to be included in such registration, or, if such Demand Registration is an Underwritten Offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration only the number of Registrable Shares which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of Registrable Shares proposed to be registered, the amount of Registrable Shares to be so sold shall be allocated first, to the Registrable Shares requested to be registered by the Initiating Holders and then pro rata among the other Stockholders desiring to participate in such registration on the basis of the amount of such Registrable Shares initially proposed to be registered by such other holders. If the number of shares which can be sold exceeds the number of shares of Registrable Shares proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

(d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three (3) months after the effective date of the IPO, a previous Demand Registration, a previous S-3 Registration or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 4.5 hereof wherein the Initiating Holders were permitted to register, and actually sold, at least 50% of the shares of Registrable Shares requested to be included therein. The Company may (i) postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Board of Directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the Stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 4.4(d), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 4.4(d) only once during any twelve-month period.

(e) Selection of Underwriters. If any of the Registrable Shares covered by a Demand Registration or an S-3 Registration pursuant to Section 4.6 hereof is to be sold in an Underwritten Offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

(f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Stockholders herein. In the event the Company grants rights which are more favorable, the Company will make such provisions available to the Stockholders and will enter into any amendments necessary to confer such rights on the Stockholders.

(g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the Commission declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 4.4(d) prior to such Registration Statement becoming effective (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 4.4) the Company shall use its commercially reasonable efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Shares covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

4.5 Piggyback Registrations

(a) Right to Piggyback. Any time following the first date on which the Company shall have effected the registration under the Securities Act of any Shares (but not including any IPO (which shall be governed by Section 4.2)) the Company proposes to register any of its common equity securities under the Securities Act (other than a Registration Statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more Stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within ten (10) days after its receipt of notice of any exercise of other demand registration rights) to all holders of its intention to effect such a registration and, subject to Sections 4.5(b) and 4.5(c), shall include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Shares requested to be included therein by the holders thereof, pro rata among the Stockholders holding such Registrable Shares on the basis of the number of Shares requested to be registered by such Stockholders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Shares pursuant to Sections 4.2 or 4.4 hereof or pursuant to this Section 4.5, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

4.6 S-3 Registrations

If at any time that the Company is eligible to use Form S-3 or any successor thereto, any Stockholder requests that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Shares held by such Stockholder, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto (an “S-3 Registration”), for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Shares specified in such notice; provided, however, that the Company shall have no obligation to register such shares of Registrable Shares pursuant to this Section 4.6 if (based on the current market prices) the number of Registrable Shares specified in such notice would not yield gross proceeds to the requesting Stockholders of at least $10,000,000. Whenever the Company is required by this Section 4.6 to use its best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 4.4 (including but not limited to the requirement that the Company notify all Stockholders from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. There is no limitation on the number of registrations pursuant to this Section 4.6 that the Company is obligated to effect.

4.7 Smithfield Purchase Option.

(a) Notwithstanding anything contained herein to the contrary, Smithfield (either directly or through any of its Affiliates) shall have the right solely in connection with an IPO pursuant to Section 4.1, exercisable for a period of at least twenty (20) days following the determination of the average range of fair market values pursuant to Section 4.7(b)(ii), but in no event beyond the day that is five (5) days prior to the commencement of any “road show” conducted by the Company for the purpose of marketing the Shares, to purchase all (but not less than all) of the Shares held by OCM and its Permitted Transferees at a price per Share equal to the Average IPO Price Midpoint (as defined below) as determined by the investment banks engaged by the Stockholders pursuant to Section 4.2(b) hereof; provided, that the parties shall delay the commencement of any planned “road show” in order to ensure that Smithfield is provided with twenty (20) days to exercise the purchase option described in this Section 4.7(a). If Smithfield does not exercise the purchase option pursuant to this Section 4.7(a), then the Company and the Stockholders shall proceed with pursuing the IPO.

(b) (i) Within thirty (30) days of the request of Smithfield or OCM that the Company commence an IPO, each of Smithfield and OCM shall select a nationally recognized investment banking firm (which may be the “co-managers” engaged pursuant to Section 4.2(b)), each of which shall establish a range of the pricing of the IPO using valuation methods customary in the investment banking industry to determine the value of an enterprise in connection with an initial public offering. The investment banking firms shall incorporate into their valuations those assumptions and parameters as are determined by the Board of Directors of the Company (e.g., size of offering, primary or secondary offering, European or U.S. offering).

(ii) Each of Smithfield and OCM shall deliver to the Board of Directors the results of the valuation performed by its investment banking firm within a mutually acceptable reasonable time frame. Such results shall include a calculation of the mid-point of the range determined by such investment banking firm (each, a “Midpoint”). Following delivery of such results to the Board of Directors, the Board of Directors shall determine the average of the Midpoints (such average, the “Average IPO Price Midpoint”). Costs and expenses incurred by Smithfield and OCM in connection with their selected investment banking firms providing a valuation shall be paid by the Company.

4.8 Expenses

The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement in connection with a primary offering. The Stockholders shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement in connection with any secondary offering in which any such Stockholder participates; provided, that it is understood that such Registration Expenses may be deducted from the proceeds received by such Stockholders in connection with such offering. Each Stockholder participating in a registration pursuant to this Section 4 shall bear such Stockholder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Stockholders not allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Stockholder’s Registrable Shares pursuant to any Registration Statement.

4.9 European Exchange IPO

The above provisions set forth in this Section 4 relate to an IPO on the US markets. In the event that Smithfield and OCM determine that an IPO should take place on a European market (a “European Exchange IPO”) then the following shall apply:

(a) The Company agrees to file with the relevant listing authority or stock exchange as soon as practicable upon the request of any of Smithfield or OCM at any time following the fifth anniversary of the closing of the transactions contemplated by the Purchase Agreement and to use its commercially reasonable efforts to have approved by that authority or stock exchange as promptly as practicable following such filing, a Prospectus (or such equivalent document) providing inter alia for the sale of such part of the Stockholders shareholding as shall be indicated pursuant to paragraph (b) below.

(b) Not less than five days prior to any European Exchange IPO becoming effective, the Company will notify each Stockholder of the date on which the European Exchange IPO will become effective and give each Stockholder an opportunity to include in the secondary shares to be sold at the time of the IPO all or any part of its shareholding in the Company. Each Stockholder shall be required to indicate the number of shares that it desires to sell not less than 48 hours after receiving such notification.

(c) Each Stockholder that elects to sell shares in the European Exchange IPO shall enter into an appropriate form of underwriting agreement with an internationally recognized investment bank and the right of the Stockholder to sell shares at the time of the IPO shall be conditional upon it entering into such agreement provided that the terms of such agreement insofar as they are onerous or restrictive (for example in relation to lock ups) shall apply to selling Stockholders pro rata the number of shares held by them. Further, they shall complete and execute in a form reasonably requested as to scope and form any questionnaires, powers of attorney, indemnities, securities, escrow arrangements and other documents reasonably required under the terms of such underwriting agreement and furnish to the Company such information as shall be required for inclusion in the Prospectus (or equivalent document); provided, however, that no Stockholder shall be required to make any representations to or warranties or agreements (including indemnities) with the Company or the underwriters other than those referred to in Section 4.2(b) above. The provisions of such clause relating to limitation of shares to be included in the offering shall apply mutatis mutandis in the case of a European Exchange IPO. The provisions of Sections 4, 5, 6, 7 and 8 shall also apply mutatis mutandis to a European Exchange IPO to the extent it is lawful to do so.

(d) Any requests for the waiver or release of lock up provisions, whether contained in the underwriting agreement or otherwise, shall only be made by all Stockholders and shares may only be released pro rata the holdings of those Stockholders.

5. Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees, so long as it remains subject to the reporting provisions of the Exchange Act, to:

(a) timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) or, if the Company is not required to file such reports, it will, upon the request of any Stockholder holding Registrable Shares, make publicly available other information so long as necessary to permit sales by such Stockholder under Rule 144, Rule 144A, or any similar rules or regulations hereafter adopted by the SEC;

(b) use its best efforts to timely file with the Commission all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Stockholder promptly upon request a written statement by the Company as to its compliance in all material respects with the reporting requirements of Rule 144 and/or Rule 144A, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or shareholder communications of the Company, and take such further actions consistent with this Section, as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such Registrable Shares without registration.

Upon the request of any Stockholder holding Registrable Securities, the Company will deliver to such Stockholder a written statement as to whether it has complied with the requirements of this Section 5.

6. Registration Procedures

6.1 Registration of Shares. In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected as expeditiously as possible, but in any event within sixty (60) days after any request, the registration of the Registrable Shares under the Securities Act to permit the public resale of such Registrable Shares by the Stockholders in accordance with the Stockholders’ intended method or methods of resale and distribution, and the Company shall, without limitation:

(a) prepare and file with the Commission, as specified in this Agreement, a Registration Statement, which Registration Statement shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective until the earlier of (i) the date on which all such Registrable Shares are sold in accordance with the intended distribution of such Registrable Shares as requested by any Stockholder or (ii) there are no Registrable Shares; provided, however, that if the Company has an effective Registration Statement and becomes eligible to use a short-form Registration Statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior notice to all Stockholders of Registrable Shares, register any Registrable Shares registered but not yet distributed under the effective Registration Statement on such a short-form Registration Statement and, once the short-form Registration Statement is declared effective, de-register such Registrable Shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Stockholder of Registrable Shares registered under the initial Registration Statement notifies the Company within twenty (20) Business Days of receipt of the

Company notice that such a registration under a new Registration Statement and de-registration of the initial Registration Statement would interfere with its distribution of Registrable Shares already in progress; the Company shall furnish at a reasonable time prior to the filing thereof with the Commission, a copy of any Registration Statement and each amendment or supplement, if any, to the Prospectus included therein (including any documents incorporated by reference therein) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders may reasonably propose;

(b) subject to Section 6.1(j) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 6.1(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Stockholders thereof and (iv) provide notice to each Stockholder of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate;

(c) furnish to the Stockholders and each underwriter of Registrable Shares, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter of Registrable Shares may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Stockholders or underwriter of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to (i) register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic United States jurisdictions as any Stockholder covered by a Registration Statement or underwriter of Registrable Shares shall reasonably request in writing, (ii) keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 6.1(a) and (iii) do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder or underwriter of Registrable Shares to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Stockholder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic state or local governmental agencies or authorities in the United States, if any, as may be necessary to enable the Stockholders or underwriter of Registrable Shares thereof to consummate the disposition of such Registrable Shares;

(f) notify each Stockholder with Registrable Shares covered by a Registration Statement and each managing underwriter promptly and, promptly confirm such advice in writing at the address determined in accordance with Section 15, (i) when such Registration Statement has become effective and when any post-effective amendments become effective or upon the filing of a supplement to any Prospectus, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information (such notice to be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of any reason, including, but not limited to, the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(g) during the period of time referred to in Section 6.1(a) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) comply (and continue to comply) with all applicable rules and regulations of the Commission (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement (and in any event within ninety (90) days after the end of such twelve month period described hereafter), an earning statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(i) provide to the Stockholders and their counsel within three (3) Business Days of receipt by the Company, its counsel or auditors, copies of all material correspondence with or from the Commission or its staff with respect to a Registration Statement and all memoranda relating to material discussions with the Commission or its staff with respect to the Registration Statement; and upon request, furnish to each requesting Stockholder with Registrable Shares covered by a Registration Statement, without charge, at least one (1) conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(j) upon the occurrence of any event contemplated by Section 6.1(f)(v) hereof, promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request and without charge, promptly furnish to each requesting Stockholder and each underwriter of Registrable Securities a reasonable number of copies of each such supplement or post-effective amendment;

(k) if reasonably requested by the co-managers or any Stockholders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the co-managers or such Stockholders indicate in writing relates to them or otherwise reasonably request in writing be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received written notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(l) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or cause to be furnished to each Stockholder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each of the underwriters and the Stockholders, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement (or as otherwise customarily dated), reasonably satisfactory to such Stockholder; and (ii) a “comfort” letter and updates thereof, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement (or as otherwise customarily dated), signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Stockholder and the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings;

(m) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations, warranties and agreements (including indemnities) to the Stockholders of Registrable Shares covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters and Stockholders in underwritten offerings and confirm the same in writing to the extent customary if and when requested;

(n) in connection with an Underwritten Offering, make available for inspection by the Stockholders of Registrable Shares and the underwriters participating in any disposition pursuant to a Registration Statement and one law firm and one accounting firm retained by the Stockholder(s) (each as selected by the unanimous consent of the Stockholders) and underwriters, respectively, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors, employees and agents of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies the Stockholders, underwriters, counsel thereto or accountants thereto are confidential shall not be disclosed by the Stockholders, underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;

(o) cause all such Registrable Shares covered by a Registration Statement to be listed on the New York Stock Exchange, the Nasdaq National Market or equivalent European exchange as soon as practicable if the Company meets the criteria for listing on such exchange or market (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) and thereafter use commercially reasonable efforts to maintain such listing;

(p) prepare and timely file all documents, reports and certifications required by the Securities Act and the Exchange Act at all times beginning from the date the Company is first subject to such filing, reporting or certification requirements through the date no Stockholders hold Registrable Shares;

(q) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(r) use its commercially reasonable efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(s) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after the initial filing of such Registration Statement) provide copies of such document to counsel for the selling Stockholders of Registrable Shares and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the selling Stockholders prior to the filing thereof as counsel for such selling Stockholders of Registrable Shares or underwriters may reasonably request;

(t) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and, as applicable, the New York Stock Exchange, Nasdaq National Market or other listing standard, (ii) make generally available to its stockholders, as soon as reasonably practicable, earning statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act ) thereunder, no later than forty-five (45) days after the end of each fiscal year of the Company and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which the Stockholders of at least 51% of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Stockholders having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Stockholders and shall have advised the Stockholders in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

(u) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(v) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Shares, cooperate with the Stockholders and the underwriters to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Charter Documents) and to enable such Registrable Shares to be in such denominations and registered in such names as the underwriters or the Stockholders may request at least two (2) Business Days prior to any sale of the Registrable Shares;

(w) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(x) furnish to each Stockholder participating in the offering and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus), any other Prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference); and

(y) upon effectiveness of the first Registration Statement filed by the Company, the Company will take such actions and make such filings as are necessary to effect the registration of the Shares under the Exchange Act simultaneously with or as soon as practicable following the effectiveness of the Registration Statement.

6.2 Stockholder Information. The Company may require each Stockholder to furnish to the Company such information regarding the proposed distribution by such Stockholder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Stockholder shall be entitled to be named as a selling stockholder in any Registration Statement and no Stockholder shall be entitled to use the Prospectus forming a part thereof if such Stockholder does not provide such reasonable information to the Company. Any Stockholder that sells Registrable Shares pursuant to a Registration Statement or as a selling stockholder pursuant to an Underwritten Offering shall be required to be named as a selling Stockholder in the related Prospectus and to deliver a Prospectus to purchasers. Each Stockholder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Stockholder not misleading and each Stockholder shall have a reasonable opportunity to review and comment upon the Registration Statement with respect to the accuracy of the information provided by such Stockholder, which shall include at least five (5) Business Days after receipt of any Registration Statement to provide comments thereon to the Company or its counsel. The designated counsel, if any, for each Stockholder shall, on behalf of such Stockholder, have the right to review and comment upon the Registration Statement prior to the time it is filed with the Commission, which shall include at least ten (10) Business Days after receipt of any Registration Statement to provide comments thereon to the Company or its counsel.

6.3 Restriction on Disposition. Each Stockholder selling Registrable Shares agrees that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such Stockholder will forthwith discontinue disposition of Registrable Shares for a reasonable length of time (not to exceed 60 days) until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6.1(j) hereof, and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Shares by the Stockholders shall not exceed ninety (90) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such Stockholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6.1(j). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year.

7. Indemnification and Contribution

7.1 Stockholder Indemnification. The Company agrees to indemnify and hold harmless (i) each Stockholder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), each Stockholder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, directors, fiduciaries, general and limited partners, stockholders, members, managers, employees, representatives and agents (and the directors, fiduciaries, general and limited partners, stockholders, members, managers, employees, representatives and agents thereof) of each Stockholder or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Stockholder Indemnitee”) from and against any and all losses, damages, judgments, proceedings, reasonable out-of-pocket expenses, and other liabilities (collectively, the “Liabilities”), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any proceeding by any Governmental Agency, commenced or threatened, including to the extent hereinafter provided, the reasonable fees and expenses of outside counsel to any Stockholder Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Stockholder Indemnitee any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such Stockholder Indemnitee for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred, except to the extent such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Stockholder Indemnitee furnished to the Company or any underwriter in writing by such Stockholder Indemnitee expressly for use therein, (ii) any untrue statement contained in or omission from a Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Stockholder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) if, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of Section 6.1(f), (1) such Stockholder Indemnitee fails to discontinue its disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until its receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.1(g) or (2) such Stockholder Indemnitee fails to deliver to the purchasers of such Registrable Shares such supplemented or amended Prospectus (or final Prospectus) if provided by the Company to such Stockholder Indemnitee in accordance with this Agreement. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder Indemnitee.

7.2 Company Indemnification. In connection with any Registration Statement in which a Stockholder is participating and as a condition to such participation, such Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of the Company and each such Person to the same extent as the foregoing indemnity from the Company to each Stockholder Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Stockholder Indemnitee furnished to the Company in writing by such Stockholder Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Stockholder Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Stockholder Indemnitee from sales of Registrable Shares giving rise to such obligations. The Company and each Stockholder holding Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Stockholders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement or Prospectus are statements specifically relating to (a) transactions between such Stockholder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of Shares by such Stockholder and its Affiliates and (c) the name and address of such Stockholder. If any additional information about such Stockholder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Stockholder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder Indemnitee and shall survive the transfer of such securities by such Stockholder.

7.3 Indemnification Procedures. If any proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party,” or if more than one Indemnified Party, the “Indemnified Parties”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is actually and materially prejudiced by the failure to give notice), and the Indemnifying Party, shall assume the defense of such Proceeding and retain counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld, to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the proceeding to assume the defense and engage counsel approved by the Indemnified Party as hereinabove provided, (iii) the Indemnifying Party and its counsel do not pursue in a reasonable manner the defense of such proceeding, (iv) such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such affiliate of the Indemnifying Party, then the Indemnifying Party shall not have the right to assume nor direct the defense of such Proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of Registrable Shares sold by all such Indemnified Parties (excluding Registrable Shares sold by the Company at its Affiliates) and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability resulting from such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is a party or the subject thereof and indemnity could have been sought hereunder by such Indemnified Party, unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding in a form satisfactory to the Indemnified Party and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

7.4 Insufficiency of Indemnification. If the indemnification provided for in Sections 7.1 and 7.2 hereof is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each applicable Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Stockholder Indemnitees, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Stockholder Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 Contribution. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (based upon the relative shareholdings in the Company of such Stockholders or the number of Registrable Shares being sold by such Stockholder) (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4 above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to Section 7.4 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such proceeding. Notwithstanding the provisions of this Section 7, in no event shall a Stockholder Indemnitee be required to contribute any amount in excess of the amount by which proceeds (net of any discounts or commissions) received by such Stockholder Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Stockholder Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Stockholder shall have the same rights to contribution as such Stockholder and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is actually and materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.6 Similar Indemnification. Indemnification similar to that specified in Section 7.1 and Section 7.2 (with appropriate modifications) shall be given by the Company and any Stockholder selling Registrable Securities with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

7.7 Liabilities Cumulative. The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Stockholder Indemnitee’s obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Stockholder Indemnitees hereunder and not joint.

7.8 Periodic Reimbursement. The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

8. Market Stand-off Agreement. Each Stockholder hereby agrees that it shall not, to the extent requested in writing by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other Shares of the Company or any securities convertible into or exchangeable or exercisable for Shares of the Company then owned by such Stockholder (other than to Permitted Transferees who agree to be similarly bound) within thirty (30) days prior to and one hundred eighty (180) days following either (x) the effective date of the IPO Registration Statement of the Company filed under the Securities Act or (y) the date of an underwritten offering by the Company; provided, however, that:

(a) with respect to the up to the 180-day restriction that follows the effective date of the IPO Registration Statement, such agreement shall not be applicable to Registrable Shares sold pursuant to such IPO Registration Statement;

(b) all executive officers and directors of the Company then holding Shares or securities convertible into or exchangeable or exercisable for Shares of the Company shall enter into similar agreements for not less than the entire time period required of the Stockholders hereunder; and

(c) the Stockholders shall be allowed any concession or proportionate release allowed to any executive officer or director that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Stockholder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

9. Tax Matters

9.1 Taxation as Corporation. The Company shall cause to be prepared and timely filed all tax returns required to be filed for the Company in the jurisdictions in which the Company conducts business or derives income for all applicable tax years. With respect to any such filings as are made or required to be made with taxing authorities in the United States or provided to a Stockholder in respect of determining the United States federal income tax liability of such Stockholder or its owners, such filings shall be made on the basis of treatment of the Company as a corporation for United States federal income tax purposes. The Stockholders agree to take such actions (including the filing of a United States Internal Revenue Service Form 8832) as may reasonably be necessary to cause the Company to be treated as a corporation for United States federal income tax purposes from and after the date hereof.

9.2 Information to Stockholders. The Stockholders shall consult and negotiate in good faith prior to making any elections or structuring any transactions involving any direct or indirect transfer of all or part of the Company or its assets or any of the Company’s subsidiaries or their assets (including actual or deemed transfers of assets) so as to take into account the United States federal income tax consequences to the Stockholders and their direct and indirect owners of any such election or transaction. The Stockholders shall cause the Company to maintain such records and provide such information as may be necessary to enable the Stockholders, and their direct and indirect owners, to comply with any information reporting or other filing requirements imposed upon them under provisions of the Code applicable to “controlled foreign corporations” and “passive foreign investment companies” by virtue of their actual or constructive ownership of stock in the Company or any of its subsidiaries, including, without limitation, information sufficient to enable a United States person to make a valid election to treat the Company as a “qualified electing fund” for purposes of section 1291 et seq. of the Code.

10. Termination of the Company’s Obligations. The Company shall have no further obligations pursuant to Sections 4, 5 and 6 of this Agreement upon the earlier to occur of (a) the IPO Deadline, in the event that a public offering of Registrable Shares has not been consummated as of such date, and (b) such time as no Registrable Shares are outstanding.

11. Buy/Sell Agreement

11.1 Offer. Each of Smithfield and OCM (an “Offering Stockholder”) shall have the right, at any time following the IPO Deadline in the event that a public offering of Registrable Shares has not been consummated as of such date, to make an offer (the “Offer”) to purchase all (but not less than all) of the Shares held by the other (the “Offeree Stockholder”). The Offer shall be in writing and contain a value per Share (the “Value”) to be paid in cash as specified by the Offering Stockholder for such Shares (as determined on a fully-diluted basis including all Share Equivalents (if any)) and established by the Offering Stockholder in its sole discretion. For the avoidance of doubt, the terms “Offering Stockholder” and “Offeree Stockholder” include all Permitted Transferees of Smithfield and OCM.

11.2 Alternative Purchase or Sale. Upon the receipt of an Offer as set forth in Section 11.1, the Offeree Stockholder shall have the alternative either (i) to sell all (but not less than all) of its Shares to the Offering Stockholder for cash at a price equal to the product of (A) the number of Shares (as determined on a fully-diluted basis including all Share Equivalents (if any)) held by the Offeree Stockholder times (B) the Value, or (ii) to purchase all (but not less than all) of the Shares (as determined on a fully-diluted basis including all Share Equivalents (if any)) held by the Offering Stockholder for cash at a price equal to the product of (A) 0.9 times (B) the number of Shares (as determined on a fully-diluted basis including all Share Equivalents (if any)) held by the Offering Shareholder times (C) the Value. The closing of the purchase pursuant to this Section 11.2 shall be held at the time and in the manner provided in Section 11.4 hereof.

11.3 Election of Alternative. The Offeree Stockholder shall give written notice (the “Response Notice”) to the Offering Stockholder within forty-five (45) days from the date of receipt of the Offer, indicating whether the Offeree Stockholder elects to sell its Shares to the Offering Stockholder or to purchase the Offering Stockholder’s Shares. Failure to provide the Offering Stockholder with written notice of the Offeree Stockholder’s election within such forty-five (45) day period shall be conclusively deemed to be an election by the Offeree Stockholder to sell its Shares to the Offering Stockholder in accordance herewith.

11.4 Closing. Not later than ninety (90) days after receipt by the Offering Stockholder of the Response Notice, the purchase or sale, as applicable, of the Shares by the Offering Shareholder pursuant to the terms of this Section 11 shall be closed in the Company’s principal business office and all appropriate documents will be executed and delivered to effect the purchase and sale of the Shares, free and clear of all encumbrances. The consideration therefor shall be paid by the purchaser to the seller in immediately available funds by wire transfer to an account or accounts at such bank or banks specified by the seller at least five (5) Business Days prior to the closing date.

12. Corporate Governance

12.1 General.

(a) From and after the execution of this Agreement, at any regular or special meeting of stockholders of the Company (a “Stockholders Meeting”) or in any written consent executed in lieu of such a meeting of stockholders (a “Written Consent”), (i) each Stockholder shall vote its Shares or execute a Written Consent, as applicable, and each Stockholder and the Company shall take all other necessary or desirable actions, to give effect to the provisions of this Agreement (including, without limitation, Section 12.3 and Section 12.4 hereof) and to ensure that the Charter Documents reflect (to the extent possible under applicable law) the provisions of this Agreement (as such may be amended from time to time) and (ii) each Stockholder shall vote its Shares or execute a Written Consent, as applicable, in conformity with the specific terms and provisions of this Agreement. In the event of any inconsistencies between any term or condition of this Agreement and the Charter Documents (as they may be amended from time to time) or of the similar governing documents of any Affiliate of the Company, the terms of this Agreement shall be binding on the Stockholders.

(b) The Stockholders undertake to expressly inform the directors appointed by them of the contents of this Agreement and will request and instruct the corresponding directors to vote in accordance with this Agreement. Each Stockholder will ensure that the directors appointed by such Stockholder undertake to fulfill this obligation. In the event that a director should declare an intention not to vote in accordance with the provisions of this Agreement, the Stockholder who appointed such director shall request the immediate resignation of such director and will immediately inform the remaining Stockholders, who will cooperate for the immediate replacement of such director.

(c) Should any director fail to vote in a manner consistent with the provisions of this Agreement (and such vote is not amended within the following fourteen (14) days in such a way as to cure all effects derived from such director’s vote) or fail to present his/her resignation in accordance with the previous paragraph, the Stockholders shall remove and replace such director as soon as possible and, in any event, no later than the next General Shareholders’ Meeting, which the Stockholders call as promptly as practicable for purposes of removing such director.

12.2 Stockholder and Company Actions. In order to effectuate the provisions of this Agreement, (a) each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its commercially reasonable efforts to call, or cause the appropriate officers and directors of the Company to call, a Stockholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action and (b) the Company shall use its commercially reasonable efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement.

12.3 Appointment and Election of Directors

(a) The Board of Directors shall be comprised of six (6) directors, none of whom may be employees of the Company.

(b) Smithfield shall be entitled to designate a total of three (3) individuals, in its sole discretion, for nomination as directors to the Board of Directors (the “Smithfield Directors”). Each Stockholder agrees to take all necessary or desirable action in order to cause the appointment of the Smithfield Directors to the Board of Directors at the next Stockholders Meeting.

(c) OCM shall be entitled to designate a total of three (3) individuals, in its sole discretion, for nomination as directors to the Board of Directors (the “OCM Directors”); provided, that EPOF shall at all times the right to appoint at least one (1) OCM Director without the consent of OPPS. Each Stockholder agrees to take all necessary or desirable action in order to cause the appointment of the OCM Directors to the Board of Directors at the next Stockholders Meeting.

(d) Each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other necessary or desirable actions to cause the election to the Board of Directors of the Smithfield Directors and the OCM Directors.

(e) The Stockholders agree that the Chairman and Vice-Chairman of the Board of Directors will be appointed on a rotational basis for subsequent periods of two years. For the initial two years the Chairman will be appointed among the Smithfield Directors and the Vice-Chairman among the OCM Directors, and conversely after two years. The Stockholders agree on a full equivalence of the faculties of the Chairman and of the Vice-Chairman.

(f) The Stockholders agree that the Secretary and the Vice-Secretary of the Board of Directors will be appointed on a rotational basis for subsequent periods of two years. For the initial two years the Secretary will be appointed at the proposal of the OCM Directors and the Vice-Secretary at the proposal of the Smithfield Directors, and conversely after two years. The Secretary and the Vice-Secretary shall not be required to be members of the Board of Directors.

12.4 Removal and Replacement of Directors

(a) Removal of the Smithfield Directors. If, at any time, Smithfield notifies the Company and the other Stockholders of its desire to remove at any time and for any reason (or no reason) one or more Smithfield Directors, each Stockholder shall vote all of its Shares, and the Company and each Stockholder shall take all necessary or desirable action, so as to remove such Smithfield Directors.

(b) Replacement of Smithfield Directors.

(i) If, at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any Smithfield Director, Smithfield shall have the sole right to designate a replacement Smithfield Director to fill each such vacancy.

(ii) Upon receipt of notice of the designation of a replacement Smithfield Director, the Company and each Stockholder shall, as soon as practicable after the date of such notice, take all necessary or desirable actions, including the voting by each Stockholder of its Shares, to elect the director so designated by Smithfield to fill the vacancy.

(c) Removal of OCM Directors. If, at any time, OCM notifies the Company and the other Stockholders of its desire to remove at any time and for any reason (or no reason) one or more OCM Directors, each Stockholder shall vote all of its Shares, and the Company and each Stockholder shall take all necessary or desirable action, so as to remove such OCM Directors.

(d) Replacement of OCM Directors.

(i) If, at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any OCM Directors, OCM shall have the sole right to designate a replacement OCM Director to fill each such vacancy.

(ii) Upon receipt of notice of the designation of a replacement OCM Director, the Company and each Stockholder shall, as soon as practicable after the date of such notice, take all necessary or desirable actions, including the voting by each Stockholder of its Shares, to elect the director so designated by OCM to fill the vacancy.

(e) Vacancies. The Stockholders agree that, in the event of a vacancy in the Board of Directors, no decision shall be taken by the Board of Directors pursuant to Section 12.6(b) or Section 12.11(b) unless taken unanimously; provided, that the Stockholder responsible for filling such vacancy is acting in good faith to fill such vacancy as promptly as practicable.

12.5 Meetings; Quorum; Representatives

(a) The Board of Directors shall hold regularly scheduled meetings at least once during each fiscal quarter. Special meetings of the Board of Directors may be called by the Chairman or Vice-Chairman upon reasonable notice (which shall, in any event, be at least five (5) days) by the Company to the other directors. A quorum of the Board of Directors shall consist of a majority of the entire Board of Directors present in person or by proxy.

(b) Each Stockholder may request that one or more of its representatives be permitted to attend any meeting of the Board of Directors as such Stockholder deems reasonable under the circumstances. In connection with the foregoing, each of Smithfield and OCM commit to cause any director appointed by them to accept the presence of those representatives in the meeting, and both Stockholders agree that the Chairman of the meeting shall be obligated to accept the presence of such representatives; provided that such representatives shall attend such meetings only in an observer capacity.

(c) Each Stockholder may invite one or more observers to attend any Stockholders Meeting as such Stockholder deems reasonable under the circumstances; provided that such observers shall attend such meetings only in an observer capacity.

(d) The Stockholders shall instruct the Chairman and the Vice-Chairman of the Board of Directors to:

(i) call a special meeting of the Board of Directors within five (5) days following a request by any of the directors or by any of the Stockholders;

(ii) call a Stockholders Meeting within a term of thirty (30) days following a request by any of the Stockholders; and

(iii) send to each Stockholder a copy of any notice regarding any Stockholders Meeting or meeting of the Board of Directors of the Company along with an agenda of issues to be discussed at such Stockholders Meeting or meeting of the Board of Directors and a copy of the minutes of any such Stockholders Meeting or meeting of the Board of Directors.

(e) The Stockholders agree that any minutes and certificates of the minutes of the Board of Directors and of the Stockholders Meeting shall always be signed by the Chairman and by the Secretary of the Board; provided that all minutes and certificates shall require the signature of at least one Smithfield Director and one OCM Director.

12.6 Actions of the Company; Extraordinary Actions

(a) Except as otherwise provided herein, all actions of the Board of Directors shall require the affirmative vote of at least a majority of directors present at a duly convened meeting of the Board of Directors at which a quorum is present (in person or telephonically). In the case of any tie vote of the Board of Directors, neither the Chairman’s, Vice-Chairman’s nor any other Person’s vote shall be deemed a deciding vote.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not take, approve or otherwise ratify any of the following actions without the consent of at least two Smithfield Directors and two OCM Directors, or of each of Smithfield and OCM in their capacity as Stockholders:

(i) (A) any creation of a class or series of, or any issuance of or agreement to issue any equity securities of the Company or securities or other rights of any kind convertible into or exchangeable for, any equity securities of the Company, or any option, warrant or other subscription or purchase right with respect to such equity securities of the Company (including the adoption or material alteration of any employee stock option plan, stock incentive plan or equity incentive plan) or (B) the redemption, repurchase or other acquisition of any Shares or Share Equivalents of the Company, other than as expressly contemplated in the Contribution Agreement or the Earn-Out Agreement;

(ii) any amendment, modification or restatement of the Charter Documents (or similar governing documents of the Company or any of its subsidiaries), any modification of the number of directors constituting the entire Board of Directors and any amendment or modification of this Section 12.6;

(iii) the entry into any joint venture, partnership or similar relationship with any other Person, in each case with a total transaction value in excess of €1,000,000 or €2,000,000 in the aggregate;

(iv) (A) any transaction involving the merger or consolidation of the Company into or with one or more Persons or (B) any transaction involving the merger or consolidation of one or more Persons into or with the Company;

(v) effecting, approving or authorizing any liquidation of the Company or any recapitalization or reorganization of the Company;

(vi) (A) any sale, conveyance, exchange or transfer, not otherwise permitted by the terms hereof, to another Person of all or substantially all of the assets of the Company or (B) the sale, lease, exchange, transfer or other disposition of a significant portion of assets of the Company (including the capital stock of any subsidiary of the Company);

(vii) any direct or indirect declaration, distribution or direct or indirect payment of any dividend or other distribution on any Shares or Share Equivalents of the Company;

(viii) the commencement, termination or change (in any material respect) of any line of business or the material change of any fundamental business practice of the Company or subsidiary of the Company;

(ix) the commencement of any voluntary or involuntary proceeding or filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or insolvency proceedings (“insolvencia imminente”) under the Spanish Bankruptcy Act (Ley 22/2003, de 9 de julio), as amended, or the commencement of any voluntary or involuntary proceedings under any other foreign bankruptcy, insolvency or receivership or similar law or composition of creditors; consenting to the institution of or failing to contest in a timely and appropriate manner any such proceeding or filing; applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary of the Company; filing an answer admitting the material allegations of a petition filed against it in any such proceeding; making a general assignment for the benefit of creditors; admitting in writing its inability or failing generally to pay its debts as they become due; or taking any action for the purpose of effecting any of the foregoing;

(x) the Company’s issuance or becoming liable for any indebtedness in excess of €5,000,000 in the aggregate, other than in connection with the Company’s working capital line of credit in the ordinary course of business;

(xi) any change in the annual operating budget or business plan of the Company or any subsidiary of the Company of more than five percent (5%) in the aggregate from the annual operating budget or business plan of the Company approved pursuant to Section 12.7 hereof for the then-current fiscal year;

(xii) any capital expenditures or leasehold improvements by the Company in excess of €2,000,000 not included in the annual operating budget or business plan of the Company approved pursuant to Section 12.7 hereof for the then-current fiscal year;

(xiii) hiring or terminating, or amending the employment terms of (including, without limitation, compensation and benefits), the chief executive officer, the chief financial officer or the general counsel of the Company or the president of any subsidiary of the Company;

(xiv) any material transaction with any of the Company’s Affiliates, including, without limitation, any transaction with Smithfield or any of its Affiliates other than transactions conducted pursuant to the terms of Section 12.10;

(xv) acquiring or disposing of any business or assets of the Company in a single transaction or a series of related transactions with an aggregate value in such transaction or series of related transactions in excess of €1,000,000 (including all assumed debt, all cash payments and the fair market value of all securities or other property issued or exchanged as consideration) or making any other investment other than (A) investments in short term obligations issued by, or guaranteed by, a Governmental Authority in the United States and (B) investments in negotiable certificates of deposit, bankers’ acceptances or money market securities issued by any bank of international standing or branch of a bank of international standing;

(xvi) (A) instituting, settling, paying, discharging or dismissing any claim threatened against, relating to or involving any Company or subsidiary of the Company (1) involving payments thereby in excess of €1,000,000 or (2) involving any material limitation on the conduct of the business of the Company or (B) waiving or releasing any right of the Company or any of the subsidiaries of the Company with a value in excess of €250,000, other than, in each case, in connection with the accounts payable or accounts receivable of the Company in the ordinary course of business;

(xvii) other than as contemplated by this Agreement, the filing of any Registration Statement with the SEC or similar foreign or domestic Governmental Authority or any stock or securities exchange;

(xviii) making any loans or advances to any Person (other than to employees of the Company in the ordinary course of business consistent with past practice) or assuming or guaranteeing the indebtedness of another Person, entering into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xix) exercising the right to vote the shares of any direct or indirect subsidiary of the Company to cause such subsidiary take any of the actions described in this Section 12.6(b);

(xx) any material change in accounting methods or policies of the Company;

(xxi) appointing managing directors (“Consejeros Delegados”) and/or granting ample powers of attorney to senior officers or to any third party;

(xxii) any change of the Company’s independent registered public accounting firm; and

(xxiii) agreeing or otherwise committing to take any of the actions set forth above.

(c) The Smithfield Directors shall have authority to act on behalf of the Company without the approval of the OCM Directors in connection with enforcing the Company’s rights under (i) Section 7.2(a) of the Contribution Agreement and (ii) the Earn-Out Agreement. For this purpose, the Smithfield Directors shall be granted an irrevocable power of attorney by the Company at Closing (which shall be granted to any replacement Smithfield Director in the event a Smithfield Director is replaced).

(d) The OCM Directors shall have authority to act on behalf of the Company without the approval of the Smithfield Directors in connection with enforcing the Company’s rights under Section 7.1(a) of the Contribution Agreement. For this purpose, the OCM Directors shall be granted an irrevocable power of attorney by the Company at Closing (which shall be granted to any replacement OCM Director in the event an OCM Director is replaced).

(e) The principles set forth in this Article XII shall be applicable, to the extent possible, to each subsidiary of the Company. The Parties agree that in the event that any action is proposed to be taken by any subsidiary of the Company that would require the special approval of the Board of Directors and/or the Stockholders pursuant to Section 12.6(b) or 12.11(b) hereof if such action were to be taken by the Company, then the Company shall not cause such subsidiary to take such action until the Board of Directors of the Company and/or the Stockholders (as applicable) shall have passed a resolution approving such action, such resolution being subject to the rules of quorums and majorities prescribed by this Agreement. In light of the foregoing, except as otherwise expressly agreed to by the parties in writing, the Stockholders agree that the provisions of this Article XII (except with respect to the composition of the board of directors of each such subsidiary, which structure shall be determined by the Board of Directors of the Company) shall apply mutatis mutandis to the governance of any subsidiary of the Company and, where appropriate, references to the Company in this Article XII shall be deemed to be references to the applicable subsidiary of the Company.

12.7 Annual Operating Plan; Annual Budget. Not less than thirty (30) days prior to the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating plan and an annual budget of the Company for the next succeeding fiscal year in reasonable detail. Such operating plans and budgets shall be subject to the approval of the Board of Directors.

12.8 Books and Records; Financial Information

(a) The Company shall, and shall cause its subsidiaries to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its subsidiaries in accordance with generally accepted accounting principles as in effect in the United States (“U.S. GAAP”) and generally accepted accounting principles as in effect in Spain (“Spanish GAAP”) consistently applied and the Stockholders shall be entitled to review all such books and records upon reasonable prior notice to the Company.

(b) The Company shall provide to each Stockholder:

(i) as soon as practicable following the final day of each monthly accounting period, monthly unaudited financial reports with respect to the immediately preceding monthly period with respect to the Company and each of its subsidiaries; and

(ii) as soon as practicable following the final day of each fiscal year, annual financial statements for the immediately preceding fiscal year with respect to the Company and each of its subsidiaries, which shall be prepared in accordance with U.S. GAAP and Spanish GAAP at the end of such fiscal year.

(c) Each Stockholder and its authorized representatives will be given, upon request, reasonable access during business hours to review the books and records and any other financial information of the Company and each of its subsidiaries.

12.9 Stockholder Management. No Stockholder shall be entitled to participate in the management of the Company; provided, however, that each Stockholder may act in an advisory capacity with respect to the Company’s operations. The Company shall (a) pay to Smithfield an annual advisory fee in an amount equal to an aggregate of €300,000 (which shall be subject to review annually by the Company’s Board of Directors) paid quarterly, in arrears and (b) reimburse Smithfield for all of its actual out-of-pocket expenses incurred in connection with the provision of any of its personnel. In the event that OCM makes available to the Company its personnel, the Stockholders and the Company shall negotiate in good faith with respect to any advisory fee and actual out-of-pocket expenses to be paid and reimbursed, respectively, by the Company to OCM.

12.10 Affiliated Transactions. The Board of Directors may, in conducting the business and affairs of the Company, cause the Company to enter into agreements or arrangements or otherwise deal with the Stockholders or their Affiliates; provided that the terms of each such agreement or arrangement are no less favorable than the terms then offered by such Stockholder or its Affiliates to unrelated third parties. To the extent Smithfield or any of its Affiliates determines to make raw materials and other inventory available to the Company, Smithfield shall, and shall cause its Affiliates to, make such raw material and other inventory available to the Company on the most favorable pricing and other terms that are offered at such time by Smithfield or its Affiliates to unrelated third-party customers of Smithfield or its Affiliates. For the avoidance of doubt, the Company shall have no obligation to purchase (and Smithfield and its Affiliates shall have no obligation to supply) any raw materials or other inventory from Smithfield or any of its Affiliates.

12.11 Corporate Opportunities

(a) Neither Stockholder nor any of their respective Affiliates shall, directly or indirectly, acquire, finance or otherwise invest in, manage or operate (or facilitate the acquisition, financing, investment in, management or operation of) any business in the processed meats sector (which shall not include the fresh meats sector) within any of the member states of the European Union as of May 1, 2004 (each, a “Corporate Opportunity”), except as provided in Section 12.11(b) below.

(b) In the event that either Stockholder or any of its Affiliates (collectively, an “Initiating Stockholder”) becomes aware of a Corporate Opportunity, the Initiating Stockholder shall provide notice of such Corporate Opportunity to the Company and the other Stockholder or Stockholders (collectively, the “Opportunity Stockholders”), which notice shall include any information with respect to such Corporate Opportunity as is know, to the Initiating Stockholder. The Board of Directors shall determine, as promptly as reasonably practicable (but in any event within ten (10) days), by a majority of the directors constituting the entire Board of Directors, which majority shall include at least two Smithfield Directors and two OCM Directors, whether the Company shall pursue such Corporate Opportunity and seek to consummate a transaction in connection therewith. In the event that the Company declines any such Corporate Opportunity, the Initiating Stockholder shall be free to pursue such Corporate Opportunity and seek to consummate a transaction with respect thereto so long as the directors appointed by such Initiating Stockholder shall have voted for the Company to pursue such Corporate Opportunity; provided, however, that, in the event that the Initiating Stockholder is able to consummate the Corporate Opportunity on terms and conditions that are, considered in the aggregate, more favorable to the Initiating Stockholder than those presented to the Company, the Initiating Stockholder shall re-offer the Corporate Opportunity to the Company on such terms and conditions; the Board of Directors shall determine, as promptly as reasonably practicable (but in any event within ten (10) days), by a majority of the directors constituting the entire Board of Directors, which majority shall include at least two Smithfield Directors and two OCM Directors, whether the Company shall pursue such Corporate Opportunity and seek to consummate a transaction in connection therewith; in the event that the Company declines such Corporate Opportunity, either Stockholder may seek to consummate the transaction with respect to such Corporate Opportunity so long as the directors appointed by such Stockholder shall have voted for the Company to pursue such Corporate Opportunity (subject to the terms of this proviso). For the avoidance of doubt, any investment held by the Stockholders as of the date hereof shall not be considered a Corporate Opportunity hereunder.

(c) Each of the OCM Directors and the Smithfield Directors shall be permitted (without any restriction or duty to the Company) to provide information relating to the Company and its businesses to OCM or Smithfield, as the case may be; provided, that each of OCM and Smithfield shall hold any confidential information of the Company so received pursuant to the terms of Section 15.2.

(d) Except as expressly set forth in this Agreement, each Stockholder may have other business and financial interests and investments and may engage in any other business or trade, profession or employment whatsoever, on its own account, or in partnership with, or as an employee, officer, director, creditor, advisor or stockholder of any other Person, and no Stockholder shall be required to devote its entire time (or cause its respective officers, directors, employees or agents to devote their entire time) to the business of the Company. Without limiting the generality of the foregoing, each Stockholder (and each Stockholder’s respective officers, directors, employees and agents) and each of the OCM Directors and the Smithfield Directors, except as expressly set forth in this Agreement (including, without limitation Sections 12.11(a) and (b)), may engage in any activity or line of business other than one which is or would constitute a Corporate Opportunity that has not been offered to the Company pursuant to Section 12.11(b), including those that compete, directly or indirectly, with those of the Company, (ii) may invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in any activity or line of business other than one which is or would constitute a Corporate Opportunity that has not been offered to the Company pursuant to Section 12.11(b), and (iii) do business with any client or customer of the Company. Neither the Company, any Stockholder (or any Stockholder’s respective officers, directors, employees or agents), nor any of the OCM Directors and the Smithfield Directors (collectively “Applicable Persons”), by virtue of this Agreement shall have any rights in and to any such independent venture or the income or profits derived therefrom, regardless of whether or not such venture was presented to such Applicable Person as a direct or indirect result of its or his connection with the Company. Except as set forth in Section 12.11(b) hereof, no Applicable Person shall have any obligation to present any business opportunity to the Company, even if the opportunity is one that the Company might have pursued or had the ability or desire to pursue, in each case, if granted the opportunity to do so and no Applicable Person shall be liable to the Company or any Affiliate thereof for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such Applicable Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company.

13. Additional Contributions

13.1 Capital Contributions. The Board of Directors shall determine from time to time what additional capital, if any, is needed by the Company to fund operating deficits or for other Company purposes. Subject to Section 13.2, the Stockholders shall be obligated to contribute to the Company cash in an amount equal to such additional capital required, on a pro rata basis, in exchange for additional Shares of the Company.

13.2 Declining Contributions. If a Stockholder (the “Declining Stockholder”) refuses to contribute additional capital as required pursuant to Section 13.1 and within ten (10) days of when required pursuant to this Section 13, then the other Stockholder (the “Non-Declining Stockholder”) may, at its option:

(a) advance to the Company the amount of the capital contribution that the Declining Stockholder failed to make, which advance shall be deemed a loan to the Declining Stockholder repayable on demand with interest at 4.0%, compounded monthly; or

(b) make an additional capital contribution equal to the amount of the capital contribution which the Declining Stockholder failed to make, in which event the Non-Declining Stockholder shall be issued, in addition to the Shares issued to the Non-Declining Stockholder in exchange for its required capital contribution, a number of additional Shares equal to (A) the number of Shares that would have been issued to the Declining Stockholder in the event that the Declining Stockholder had contributed the additional capital contribution times (B) 1.5.

14. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. In addition to any other legend that may be required and, to the extent permitted by applicable Law, each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear a legend substantially in the following form:

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ALL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED AUGUST 7, 2006, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

15. Miscellaneous

15.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)	if to the Company:

Bacarreto, S.L.
Calle Don Ramón de la Cruz
17, 1[0] Izquierda, Madrid, Spain

with a copy to:

Cuatrecasas
C/ Velazquez, 63-28001 Madrid, Spain
Telecopy: 011 34 915 247 154
Attention: Pere Kirchner

(b)	if to Smithfield:

SFDS Global Holdings BV
c/o Smithfield Foods, Inc.
499 Park Avenue
6th Floor
New York, New York 10022
Telecopy: (212) 758-8421
Attention: Richard J. M. Poulson,
Executive Vice President,
Senior Advisor to the Chairman
and General Counsel

with a copy to:

SFDS Global Holdings BV
c/o Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia
Telecopy: (757) 365-1821
Attention: Michael H. Cole,
Vice President, Secretary
and Deputy General Counsel

and to

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219
Telecopy: (804) 788-8218
Attention: Gary E. Thompson

(c)	if to EPOF:

OCM Luxembourg EPOF Meats Holdings SARL
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg
Telecopy: 00 352 264 582 94
Attention: Justin Bickle
Szymon Dec

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telecopy: 212-735-2000
Attention: Eileen T. Nugent

(d)	if to OPPS:

OCM Luxembourg OPPS Meats Holdings SARL
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg
Telecopy: 00 352 264 582 94
Attention: Pedro Urquidi
Chris Boehringer

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telecopy: 212-735-2000
Attention: Eileen T. Nugent

(e)	if to any other Stockholder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 15.1 designate another address or Person for receipt of notices hereunder.

15.2 Publicity; Confidentiality. Except as may be required by any applicable Requirement of Law, neither the Company nor any Stockholder shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement, any Stockholder or the business, technology and financial affairs of the Company without the prior approval of the other parties to this Agreement; provided, however, that nothing in this Agreement shall restrict the Company or any Stockholder from disclosing information (a) that is already publicly available, (b) that may be required in response to a valid summons or subpoena; provided that the Company or such Stockholder, as the case may be, will use reasonable efforts to notify the other parties to this Agreement in advance of such disclosure so as to permit the other parties to this Agreement to seek a protective order or otherwise contest such disclosure, and the Company or such Stockholder, as the case may be, will use reasonable efforts to cooperate with the other parties to this Agreement in pursuing any such protective order, (c) to the extent necessary for the Company or such Stockholder to comply with any Requirement of Law (except for any subpoena, summons or similar legal or regulatory process, in which case clause (b) shall apply), (d) to such Stockholder’s or the Company’s officers, directors, stockholders, investors, lenders, advisors, employees, members, partners, controlling persons, auditors or counsel or (e) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided pursuant to any Requirement of Law; provided, that, any potential recipient of information pursuant to clause (c), (d) or (e) of this Section 15.2 shall have, prior to disclosure and receipt of such information, been advised by the disclosing party of the confidential nature of such information and agreed in writing to be bound by a confidentiality agreement in form and substance reasonably satisfactory to the non-disclosing parties and consistent with the terms hereof. If any announcement or disclosure is required by any Requirement of Law to be made by any party hereto, prior to making such announcement or disclosure such party will use reasonable efforts to deliver a draft of such announcement to the other parties to this Agreement and give the other parties to this Agreement reasonable opportunity to comment thereon prior to its release or disclosure.

15.3 Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon the successors and Permitted Transferees of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. Except as expressly provided in Section 7.1, no Person other than the parties hereto and their successors and Permitted Transferees is intended to be a beneficiary of this Agreement.

15.4 Amendment and Waiver.

(a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the parties hereto. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders.

15.5 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an executed counterpart to this Agreement.

15.6 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

15.7 Claims Against Advisors. Smithfield agrees that it shall pursue any claim against its or the Tarvalón’s advisors arising from any due diligence report addressed to Tarvalón which was prepared in connection with the Purchase Agreement, dated June 26, 2006 by and among Tarvalón, Smithfield Foods, Inc. and Sara Lee Corporation, solely through Tarvalón or the Company on behalf of the Tarvalón or the Company.

15.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15.9 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof; provided, however, that Sections 5-1401 and 5-1402 of the New York General Obligations Law shall apply to this Agreement; provided, further, that, to the extent required by applicable law, Sections 2, 3, 12, 13 and 14 of this Agreement shall be governed by and construed in accordance with the laws of Spain. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York City, New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

15.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

15.12 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

15.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Stockholders Agreement to be duly executed as of the date first written above.

BACARRETO, S.L.

/s/ Michael H. Cole
Name:
Its:

SFDS GLOBAL HOLDINGS BV

	By:	Trust International Management
(T.I.M.) B.V.
	Its:	Managing Director

/s/ M.F. Selhorst
	Name:	M.F. Selhorst
	Its:	Managing Director

/s/ S.R. Bark
	Name:	S.R. Bark
	Its:	Attorney-in-Fact

OCM LUXEMBOURG EPOF MEATS HOLDINGS SARL

/s/ Jean Fell
Director

/s/ Justin Bickle
Director

Director

OCM LUXEMBOURG OPPS MEATS HOLDINGS SARL

/s/ Jean Fell
Director

/s/ Christopher Boehringer
Director

/s/ Pedro Urquidi
Director

Exhibit A

ACKNOWLEDGMENT AND AGREEMENT

The undersigned desires to receive from                      (“Transferor”) certain shares or certain options, warrants or other rights to purchase              shares, (the “Shares”) of Bacaretto, S.L., a private limited company organized under the laws of Spain (the “Company”);

The Shares are subject to the Stockholders Agreement, dated August 7, 2006, (the “Agreement”), among the Company and the other parties listed on the signature page thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares, and the Company is prohibited from registering the transfer of the Shares, unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned desires to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby.

This              day of             ,         .